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                                                                      EXHIBIT 21

                                   AMGEN INC.

SUBSIDIARY                                                STATE OF
(Name under which                                         INCORPORATION
subsidiary does business)                                 OR ORGANIZATION
-------------------------                                 ---------------

Amgen Puerto Rico, Inc.                                   Delaware
Amgen International, Inc.                                 Delaware
Amgen Manufacturing, Limited                              Bermuda